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                                                                      EXHIBIT 11


                  CE SOFTWARE HOLDINGS, INC. AND SUBSIDIARIES
                STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
             (given effect, pro forma, to the Reverse Stock Split)


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                                            Three months ended         Nine months ended
                                                June 30,                    June 30,
                                            1998         1997          1998         1997
                                            ____         ____          ____         ____
Basic Earnings
   per Share Information:

Weighted average number of
   shares outstanding during
   the quarter                           1,095,900    1,075,406     1,095,900     1,108,423

Annualized additional shares
   due to stock options                          -            -             -             -
                                         _________    _________     _________     _________
                                         1,095,900    1,075,406     1,095,900     1,108,423
                                         _________    _________     _________     _________
                                         _________    _________     _________     _________

Net loss                                 $(260,896)   $(242,323)    $(918,528)  $(1,172,464)

Basic loss per share                     $   (.24)    $    (.23)    $    (.84)  $     (1.06)



Diluted Earnings
   per Share Information:

Weighted average number of
   shares outstanding during
   the quarter                           1,095,900    1,075,406     1,095,900     1,108,423

Annualized additional shares
   due to stock options                          -            -             -             -
                                         _________    _________     _________     _________

                                         1,095,900    1,075,406     1,095,900     1,108,423
                                         _________    _________     _________     _________
                                         _________    _________     _________     _________


Net loss                                 $(260,896)   $(242,323)    $(918,528)  $(1,172,464)

Diluted loss per share                   $    (.24)   $    (.23)    $    (.84)  $     (1.06)


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